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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2006
CAPITAL MINERAL INVESTORS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-105556 (Commission File Number)	25-1901892 (IRS Employer Identification No.)
3702 South Virginia Street, Suite G12-401 Reno, Nevada		89502-6030
Registrant's telephone number, including area code: (604) 826-5520
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On June 23, 2006 we completed a private placement by issuing 250,000 units, each unit consisting of one share of common stock and one non-transferable share purchase warrant to one subscriber resident in the United States at an offering price of $0.10 per unit for gross offering proceeds of USD$25,000. Each warrant will entitle the subscriber to purchase an additional common share in the capital of the Issuer for 12 months at $0.20 per share from the closing of the Private Placement. The sale of these securities was an exempt distribution pursuant to section 4(6) of the Securities Act of 1933. At the time the securities were purchased, the purchaser was an "accredited investor" as defined under the Securities Act of 1933. The purchaser acquired the securities for his own account. The certificate evidencing the securities cannot be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The securities sold are "restricted" securities as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC"). There was no advertising or public solicitation in connection with the transactions by the Company. No underwriters were involved with the sale of these shares and no commission or other terms of remuneration were paid to any person in connection with such sale. The Company has filed a Form D with the Securities and Exchange Commission and the related State Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3(i)*	Articles of Incorporation
3(ii)*	Bylaws

* Filed as an Exhibit to the Company's Registration Statement on Form SB-2 dated May 23, 2003 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2006
(Signature)	Capital Mineral Investors, Inc. By: /s/ "Jerry Dibble" Jerry Dibble President and Director